================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 _____________


                                  FORM 8-K/A


                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 _____________


                      Date of Report:  November 13, 1997
              Date of Earliest Event Reported:  September 3, 1997

                        Commission file number 1-10994

                                ______________


                       PHOENIX DUFF & PHELPS CORPORATION
            (Exact name of registrant as specified in its charter)


        DELAWARE                                        95-4191764
     (State of Incorporation)               (I.R.S. Employer Identification No.)


     56 Prospect St., Hartford,
     Connecticut  06115-0480                              (860) 403-5000
(Address of principal executive offices)         (Registrant's telephone number)

================================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On September 3, 1997, pursuant to an Agreement and Plan of Merger dated June 9, 1997 ("Merger Agreement"), Phoenix Duff & Phelps Corporation ("Phoenix Duff & Phelps") acquired 100% of Pasadena Capital Corporation ("Pasadena"), the parent company of Roger Engemann & Associates, Inc. Pursuant to the Merger Agreement, Phoenix Duff & Phelps paid an initial purchase price of $180 million. An additional payment will be made based on the adjusted net tangible assets of Pasadena as of the closing date. This additional purchase price is estimated to be $31.6 million. The agreement further provides for an "earn out", based on growth in management fee revenues of up to a total of $66 million to be paid out on the third, fourth and fifth anniversaries of the transaction. Pasadena, which operates in southern California, currently manages approximately $6 billion in assets, primarily individual accounts but also including The Pasadena Funds, a family of six equity mutual funds.

Pursuant to the Merger Agreement, the merger with Pasadena was effected through the merger of Phoenix Apollo Corporation, a newly formed subsidiary of Phoenix Duff & Phelps, into Pasadena. Pasadena was the surviving corporation in the merger and became a wholly owned subsidiary of Phoenix Duff & Phelps.

Phoenix Duff & Phelps has entered into a separate agreement to acquire Pasadena National Trust Company for an estimated purchase price of $1.2 million, approximating the net tangible asset value of the company.

Phoenix Duff & Phelps and Pasadena entered into long-term employment and noncompete agreements with J. Roger Engemann and other principals of Pasadena. These agreements were filed as exhibits to Phoenix Duff & Phelps Corporation's Form 8-K dated July 1, 1997. Approval for the merger was obtained from the shareholders of Pasadena and the three largest Pasadena Funds.

ITEM 5.  OTHER EVENTS

On July 17, 1997, pursuant to a Purchase Agreement dated June 18th, 1997 ("Purchase Agreement"), Phoenix Duff & Phelps acquired a majority interest in GMG/Seneca Capital Management LLC, a San Francisco based investment advisor, which was then renamed Seneca Capital Management ("Seneca"). The remaining interests continue to be held by Seneca senior management. Seneca, founded by Gail Seneca in 1989, manages approximately $4 billion in assets, primarily institutional accounts. As consideration for the purchase, Phoenix Duff & Phelps paid $36.2 million, $26.7 million in cash and $9.5 million in short-term notes. Additional consideration of approximately $3.5 million, dependent upon the retention of certain revenue earning accounts, may be paid on January 1, 1999.

At closing, an amended Operating Agreement was executed providing, in part, for the continuation of current management's control over investment management and day-to-day operations. Gail Seneca and all other members of senior management entered into long-term employment and noncompete agreements. Those management members continuing to hold equity interests entered into agreements with Phoenix Duff & Phelps by which the members may "put" their interests to Phoenix Duff & Phelps and Phoenix Duff & Phelps, alternatively, can "call" those interests.
The exercise prices of both puts and calls will be based on the rate of annual management fee revenues of Seneca at the time of each such exercise. Subject to acceleration under certain circumstances, the put and call rights will be exercisable only in stages between three and five years after closing.

Phoenix Duff & Phelps financed the acquisitions of Pasadena and Seneca through existing resources and borrowings under a new $200 million bank credit facility. Borrowings under this facility are unsecured, mature in five years and bear interest at variable rates. Phoenix Duff & Phelps' majority shareholder, Phoenix Home Life Mutual Insurance Company, has guaranteed the obligation.

Phoenix Duff & Phelps has entered into a separate agreement to acquire GMG/Seneca Capital Management L.P. for an estimated purchase price of $.7 million.

The foregoing summary of the terms of the Merger Agreement with Pasadena and the Purchase Agreement with Seneca are qualified in their entirety by reference to the provisions of the Agreements, copies of which were filed as exhibits to Phoenix Duff & Phelps' Current Report on Form 8-K dated July 1, 1997, and are hereby incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND OTHER EXHIBITS.
(A)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         Audited Consolidated Financial Statements of Pasadena Capital
           Corporation and Subsidiaries for 1996:

           Report of Independent Accountants

           Consolidated Balance Sheet - December 31, 1996

           Consolidated Statement of Operations - For the Year Ended December 31, 1996

           Consolidated Statement of Changes in Stockholders' Equity - For the Year Ended December 31, 1996

           Consolidated Statement of Cash Flows - For the Year Ended December 31, 1996

           Notes to Consolidated Financial Statements

         Audited Consolidated Financial Statements of Pasadena Capital
           Corporation and Subsidiaries for 1995:

           Report of Independent Accountants

           Consolidated Balance Sheet - December 31, 1995

           Consolidated Statement of Operations - For the Year Ended December 31, 1995

           Consolidated Statement of Changes in Stockholders' Equity - For the Year Ended December 31, 1995

           Consolidated Statement of Cash Flows - For the Year Ended December 31, 1995

           Notes to Consolidated Financial Statements

         Unaudited Condensed Consolidated Financial Statements of Pasadena
           Capital Corporation and Subsidiaries for 1997:

           Condensed Consolidated Balance Sheet - June 30, 1997

           Condensed Consolidated Statement of Operations - For the Six Months Ended June 30, 1997

           Condensed Consolidated Statement of Cash Flows - For the Six Months Ended June 30, 1997

           Notes to Condensed Consolidated Financial Statements

(B)  PRO FORMA FINANCIAL INFORMATION.

         Unaudited Pro Forma Combined Financial Statements of Phoenix Duff &
           Phelps Corporation, Pasadena Capital Corporation and GMG/Seneca Capital Management LLC:

           Unaudited Pro Forma Combined Statement of Financial Condition - June 30, 1997

           Unaudited Pro Forma Combined Statement of Income - For the Six Months Ended June 30, 1997

           Unaudited Pro Forma Combined Statement of Income - For the Year Ended December 31, 1996

           Notes to Unaudited Pro Forma Combined Financial Statements

(C) EXHIBITS.

23(a) Consent of Coopers & Lybrand L.L.P.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              PHOENIX DUFF & PHELPS CORPORATION


November 13, 1997             /s/ William R. Moyer
                              ---------------------
                              William R. Moyer, Chief Financial Officer

               PHOENIX DUFF & PHELPS CORPORATION AND SUBSIDIARIES
                         INDEX TO FINANCIAL STATEMENTS

                                                                                                         PAGE
                                                                                                         ----
Audited Consolidated Financial Statements of Pasadena Capital Corporation and
Subsidiaries:

   Report of Independent Accountants.....................................................................   6

   Consolidated Balance Sheet - December 31, 1996........................................................   7

   Consolidated Statement of Operations - For the Year Ended December 31, 1996...........................   8

   Consolidated Statement of Changes in Stockholders' Equity - For the  Year Ended
     December 31, 1996...................................................................................   9

   Consolidated Statement of Cash Flows - For the Year Ended December 31, 1996...........................  10

   Notes to Consolidated Financial Statements............................................................  11

   Report of Independent  Accountants....................................................................  18

   Consolidated Balance Sheet - December 31, 1995........................................................  19

   Consolidated Statement of Operations - For the Year Ended December 31, 1995...........................  20

   Consolidated Statement of Changes in Stockholders' Equity - For the Year Ended
     December 31, 1995...................................................................................  21

   Consolidated Statement of Cash Flows - For the Year Ended December 31, 1995...........................  22

   Notes to Consolidated Financial Statements............................................................  23

Unaudited Condensed Consolidated Financial Statements of Pasadena Capital Corporation and Subsidiaries:

   Condensed Consolidated Balance Sheet - June 30, 1997..................................................  29

   Condensed Consolidated Statement of Operations - For the Six Months Ended June 30, 1997...............  30

   Condensed Consolidated Statement of Cash Flows - For the Six Months Ended June 30, 1997...............  31

   Notes to Condensed Consolidated Financial Statements..................................................  32

Unaudited Pro Forma Combined Financial Statements of Phoenix Duff & Phelps, Pasadena Capital
   Corporation and GMG/Seneca Capital Management LLC:

   Unaudited Pro Forma Combined Statement of Financial Condition - June 30, 1997.........................  34

   Unaudited Pro Forma Combined Statement of Operations - For the Six Months Ended
     June 30, 1997.......................................................................................  36

   Unaudited Pro Forma Combined Statement of Operations - For the Year Ended
     December 31, 1996...................................................................................  37

Notes to Unaudited Pro Forma Combined Financial Statements...............................................  39

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Pasadena Capital Corporation


We have audited the accompanying consolidated balance sheet of Pasadena Capital Corporation and Subsidiaries as of December 31, 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in note 16 to the consolidated financial statements, the Company is a defendant in various legal and regulatory proceedings. While the Company believes that the ultimate disposition of these proceedings will not have a material adverse effect on the Company's consolidated financial position or results of operations and, accordingly, no provision for any liability that may result has been made in the consolidated financial statements, the ultimate outcome of these proceedings cannot presently be determined and such outcome could be material.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pasadena Capital Corporation and Subsidiaries as of December 31, 1996, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Coopers & Lybrand L.L.P.
----------------------------
Los Angeles, California
April 3, 1997

                 PASADENA CAPITAL CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1996

                                    ASSETS:
Current assets:
  Cash and cash equivalents                                         $ 6,568,961
  Receivable for investment sold                                      2,500,000
  Accounts receivable                                                 1,468,587
  Due from affiliate                                                    546,488
  Prepaid income taxes                                                  307,354
  Deferred tax asset, net                                               627,182
  Other current assets                                                  112,324
                                                                    -----------
          Total current assets                                       12,130,896

Investments available-for-sale                                       24,127,500
Deferred dealer allowance, net                                        2,662,329
Notes receivable from related parties                                 1,405,593
Property and equipment, net                                           1,934,498
Intangibles, net                                                      7,501,358
Other assets                                                            232,482
                                                                    -----------
          Total assets                                              $49,994,656
                                                                    ===========

                     LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
  Current contract payable                                          $ 4,665,000
  Accounts payable and accrued expenses                               2,736,413
  Current portion of note payable                                       552,072
  Unearned revenue                                                       92,706
                                                                    -----------
          Total current liabilities                                   8,046,191
                                                                    -----------

Contract payable                                                      2,662,000
Note payable                                                          2,386,886
Deferred tax liability, net                                           1,475,960
                                                                    -----------
          Total liabilities                                           6,524,846
                                                                    -----------
Minority interest                                                        11,510
                                                                    -----------

Commitments and contingent liabilities

Stockholders' equity:
  Common stock, no par value, 10,000,000 shares authorized,
    1,434,200 issued and outstanding                                  4,284,440
  Notes receivable from stockholders                                 (1,163,758)
  Retained earnings                                                  30,403,442
  Net unrealized gain on investments
    available-for-sale, net of tax                                    2,327,569
  Unearned compensation                                                (439,584)
                                                                    -----------
          Total stockholders' equity                                 35,412,109
                                                                    -----------
          Total liabilities and stockholders' equity                $49,994,656
                                                                    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                 PASADENA CAPITAL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

Revenues:
  Investment advisory fees                                       $35,079,210
  Administration fees                                              5,363,697
  Dividend income                                                  2,167,802
  Broker-dealer fees                                                 892,411
  Interest income                                                    695,265
  Other income                                                       724,288
                                                                 -----------

          Total revenues                                          44,922,673
                                                                 -----------
Expenses:
  Salaries and other employee benefits                            13,263,032
  Legal, accounting and consulting                                 1,728,567
  Computer service                                                 1,380,392
  Rent                                                             1,183,013
  Transfer agent                                                     964,266
  Depreciation and amortization                                      900,786
  Travel and entertainment                                           868,698
  Dealer allowance                                                   810,360
  Office expenses                                                    783,995
  Printing                                                           525,825
  Property and equipment written off                                 503,539
  Distribution of printed materials                                  326,930
  Other                                                            1,810,654
                                                                 -----------

          Total expenses                                          25,050,057
                                                                 -----------

          Income before provision for income taxes                19,872,616

Provision for income taxes                                         8,279,212

                                                                 -----------
          Net income                                             $11,593,404
                                                                 ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                 PASADENA CAPITAL CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                     FOR THE YEAR ENDED DECEMBER 31, 1996


                                         NOTES
                                      RECEIVABLE                  NET UNREALIZED                     TOTAL
                          COMMON         FROM         RETAINED       GAIN ON        UNEARNED     STOCKHOLDERS'
                          STOCK      STOCKHOLDERS     EARNINGS     INVESTMENTS    COMPENSATION      EQUITY__
                       ------------  -------------  ------------  --------------  -------------  --------------
Balance, beginning     $ 5,792,225   ($1,461,509)   $24,088,418      $1,049,038                    $29,468,172
of year
Issuance of 9,200          599,832      (599,832)
shares of common
stock
Issuance of 23,500         514,035                                                   ($514,035)
stock options
Amortization of                                                                         74,451          74,451
unearned compen-
sation
Repurchase of           (2,621,652)                  (5,278,380)                                    (7,900,032)
115,484 shares of
common stock
Principal reductions                     897,583                                                       897,583
on notes receivable
from stockholders
Increase in net                                                       1,278,531                      1,278,531
unrealized gain,
less tax
provision of
$813,337
Net Income                                           11,593,404                                     11,593,404
                         ---------     ----------    ----------        ---------      ---------     ----------

Balance, end of year   $ 4,284,440    ($1,163,758)  $30,403,442       $2,327,569     ($439,584)    $35,412,109
                         =========     ==========    ==========        =========      =========     ==========

       The accompanying notes are an integral part of these consolidated financial statements.

                 PASADENA CAPITAL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

Cash flows from operating activities:
  Net income                                               $11,593,404
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization                              900,786
    Property and equipment written off                         503,539
    Amortization of deferred dealer allowance                  595,391
    Gain on sale of available-for-sale securities             (179,822)
    Interest receivable offset in acquisition of PFSI         (177,063)
    Compensation recognized under equity incentive plan         74,451
    Loss on sale of property and equipment                      26,634
    Changes in assets and liabilities net of effects
     of purchase of PFS and sale of PNTC:
      Accounts receivable                                     (335,003)
      Due from affiliate                                       122,440
      Prepaid income taxes                                      84,502
      Current deferred tax asset, net                         (238,424)
      Other current assets                                      19,442
      Deferred dealer allowance                             (1,108,730)
      Other assets                                             (36,154)
      Accounts payable and accrued expenses                    775,369
      Unearned revenue                                           5,233
      Deferred tax liability, net                              (13,035)
                                                            ----------
          Net cash provided by operating activities         12,612,960
                                                            ----------
Cash flows from investing activities:
  Cash given in sale of PNTC                                  (955,313)
  Cash acquired in purchase of PFS                             193,320
  Proceeds from maturity of held-to-maturity investment      3,537,325
  Purchase of investments available-for-sale               (12,680,014)
  Proceeds from sale of investments available-for-sale       1,142,000
  Payment for business acquired                               (250,000)
  Purchase of property and equipment                          (901,961)
  Payments on notes receivable                                   2,547
  Proceeds from sale of property and equipment                   3,300
                                                            ----------
          Net cash used in investing activities             (9,908,796)
                                                            ----------
Cash flows from financing activities:
  Payments on notes receivable from stockholders               799,285
  Payments on note payable                                    (130,250)
  Repurchase of common stock                                (4,732,520)
                                                            ----------
          Net cash used in financing activities             (4,063,485)
                                                            ----------
          Net decrease in cash and cash equivalents         (1,359,321)

Cash and cash equivalents, beginning of year                 7,928,282
                                                            ----------
Cash and cash equivalents, end of year                      $6,568,961
                                                            ----------

       The accompanying notes are an integral part of these consolidated financial statements.

                 PASADENA CAPITAL CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Principles of Consolidation
     ---------------------------

     The consolidated financial statements include the accounts of Pasadena Capital Corporation ("PCC") and its subsidiaries (collectively, the "Company"). All significant intercompany transactions have been eliminated.

     Operations
     ----------

     Roger Engemann & Associates, Inc. ("REA") is a registered investment adviser. REA's fees for managing its clients' investments are based upon a percentage of the market value of the assets in each client's portfolio.

     Roger Engemann Management Co., Inc. ("REMC") is also a registered investment adviser and furnishes management advice and administrative services to The Pasadena Group of Mutual Funds (the "Funds"). For these services, REMC receives advisory and administration fees both based upon the daily net assets of each of the Funds. For the year ended December 31, 1996, 27% of the Company's total revenues were derived from the Funds.

     Pasadena National Trust Company ("PNTC"), a former majority-owned subsidiary which was sold on March 31, 1996, operates as a National Banking Association providing custodial services via sub-custodial arrangements for clients of REA. PNTC also serves as the transfer agent for the Funds.

     Pasadena Fund Services, Inc. ("PFS") is a registered broker-dealer. PFS is the principal underwriter and distributor for the Funds. The Company acquired 100% of the outstanding common stock of PFS on March 31, 1996.

     Cash and Cash Equivalents
     -------------------------

     The Company considers all short-term, highly liquid investments which are readily convertible to cash as cash equivalents.

     Investments
     -----------

     The Company's investment in equity securities are classified as available-for-sale securities and are reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of stockholders' equity.

     Income Taxes
     ------------

     The Company follows the liability method of accounting for income taxes.

     Property and Equipment
     ----------------------

     Property and equipment are stated at cost and are depreciated over the estimated useful lives of the assets or the unexpired term of the lease plus an additional period for constructive ownership. The Company utilizes both straight-line and accelerated methods of depreciation.

                 PASADENA CAPITAL CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

     Property and Equipment
     ----------------------

     The estimated useful lives of the various asset classes used in the computation of depreciation are as follows:

          Office equipment and furnishings        5 to 7 years
          Leasehold improvements                  2 to 31.5 years
          Automobiles                             3 years

     Unearned Revenue
     ----------------

     Clients of REA are billed their quarterly investment advisory fees in advance. Accordingly, the portion of these billings which obligates REA to provide services beyond the current year has been deferred.

     Intangibles
     -----------

     Intangibles, which consist of investment advisory contracts and intellectual property, are stated at cost and are being amortized on a straight line basis over 10 and 5 years, respectively.

     Deferred Dealer Allowance
     -------------------------

     On Class B and C share sales of the Funds, PFS pays an up front dealer allowance to designated broker-dealers. The dealer allowance attributable to Class B share sales is deferred and amortized on a straight-line basis over a six year period ("the Class B holding period"). At the end of the Class B holding period, the Class B shares will convert to Class A shares and will no longer be subject to the 12b-1 distribution fee which compensates the Company for having incurred the initial distribution expenses related to Class B shares. The dealer allowance attributable to Class C share sales is immediately expensed.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Fair Value of Financial Instruments
     -----------------------------------

     Quoted market prices have been used to derive the fair values of investments disclosed in these financial statements. The carrying amounts reported in the balance sheet for notes receivable are a reasonable estimate of their fair values.

2.   ACQUISITIONS:

     On November 29, 1996, the Company acquired certain assets from an investment adviser doing business in Northern California. The assets purchased consist of investment advisory contracts together with all technology and intellectual property ("intellectual property") associated with the business, including certain proprietary investment advisory concepts and techniques which the Company is utilizing in the investment management of a mutual fund. The acquisition has been accounted for under the purchase method and the results of operations of the acquired investment advisory business have been included in the consolidated financial statements since the date of acquisition.

                 PASADENA CAPITAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



2.   ACQUISITIONS, CONTINUED:

     The investment advisory business was purchased for an initial cash amount of $3.1 million of which $2.9 million was paid after December 31, 1996. The acquisition agreement also provides for two additional cash payments of up to $1.5 million each, which depend on retention of the acquired investment advisory business, payable in December 1997 and December 1998. The intellectual property was purchased for $1.5 million, payable $75,000 quarterly during the five year period ending December 31, 2001. The total purchase price of the assets acquired, of approximately $7.6 million net of amortization of $75,642, is included as intangibles in the consolidated financial statements.

     On March 31, 1996 the Company acquired 100% of the outstanding common stock of PFS. The purchase price was $2,627,063 which was $177,063 in excess of the book value of PFS's net assets at the date of sale. The price was settled by the cancellation of notes receivable, and accrued interest, from PFS's former owner. PFS's assets and liabilities were recorded at their preexisting book values which were considered to approximate fair value on date of sale. The excess of purchase price over book value of $177,063 was immediately expensed. If PFS had been a subsidiary for the entire year, consolidated revenues would have been $45,197,585 while consolidated net income would have remained unchanged at $11,593,404.

3.   SALE OF PNTC:

     On March 31, 1996 the Company sold its majority interest in PNTC to Roger Engemann, Chairman of the Board of Directors and Chief Executive Officer of PCC. The sale proceeds of $1,202,574 represented the book value of the Company interest in PNTC's net assets at the date of sale which resulted in no gain or loss to the Company. The proceeds were settled through the issuance of a note receivable. During the three months PNTC was a subsidiary no income or loss was recognized by PNTC and the impact of the activity in PNTC was immaterial to the consolidated revenues and expenses of the Company. Accordingly, the discontinued operations of PNTC have not been separated from continuing operations in the financial statements.

4.   RELATED-PARTY TRANSACTIONS:

     The Company has an informal agreement with PNTC to provide personnel, office space and other support services to PNTC. The management fees for these support services were $199,488. An amount of $546,488 was due from PNTC to the Company at December 31, 1996. See also Note 3 concerning a note receivable from Roger Engemann established upon the sale of PNTC.

     The Company leases the majority of its office facilities from Roger Engemann. Payments under these leases for the year ended December 31, 1996 totaled $509,016. The future minimum lease commitments under these leases at December 31, 1996 are $10,367,280 extending through the year 2011.

5.   INVESTMENTS:

     At December 31, 1996, the Company had available-for-sale equity securities reported at their aggregate fair value, with an aggregate cost of $20,182,467. Gross unrealized holding gains of $3,945,033 are included in stockholders' equity net of deferred tax liabilities of $1,617,464. Available-for-sale securities comprise investments in the Funds.

                 PASADENA CAPITAL CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.   NOTES RECEIVABLE:

     The Company has notes receivable from employees in addition to those relating to purchases of shares of the Company's common stock as discussed in Note 8. Notes receivable consist of two notes; a collateralized note bearing a variable interest rate of prime plus 1% and an uncollateralized note bearing a fixed interest rate of 6%. Both notes mature in March of 1998.

7.   PROPERTY AND EQUIPMENT:

     Property and equipment at December 31, 1996, consisted of the following:

          Office equipment and furnishings    $5,004,570
          Leasehold improvements               1,784,775
          Automobiles                             69,021
          Construction in progress                77,430
                                              ----------
                                               6,935,796

          Less accumulated depreciation        5,001,298
                                              ----------
          Property and equipment, net         $1,934,498
                                              ==========

8.   NOTE PAYABLE:

     During October of 1996, the Company repurchased 40,500 shares of its stock from a former employee. The repurchase was settled by cancellation of a note receivable, and issuance of a note payable in the amount of $3,069,208. The note bears interest at 9.25% with equal monthly payments through June 2001. The outstanding balance of the note at December 31, 1996 was $2,938,958. Future payments are as follows:

          1997                                $  552,072
          1998                                   605,360
          1999                                   663,792
          2000                                   727,865
          2001                                   389,869
                                              ----------
                                              $2,938,958
                                              ==========

9.   COMMON STOCK:

     The Company has various stock ownership programs for the benefit of its employees. The Company has a stock purchase plan covering certain of its key employees (the "Plan"). Under the Plan, 75% of the shares issued are granted to the employees and represent an award for past service. Such amounts are included in salary expense in the year of the award. The remaining 25% of the shares are issued to the employees in exchange for notes receivable from the employees with maturities ranging from 5 to 10 years. Interest accrues on these notes at prime plus 1% and the notes are collateralized by shares issued to the employees. The unpaid balance of the notes receivable is reflected as a reduction in stockholders' equity. In the event that one of these key employees terminates employment with the Company, he or she forfeits a portion of the shares granted. The amount of the forfeiture depends upon when the termination occurs within a six-year period from the date of the award. No additional shares were issued under this plan during 1996.

                 PASADENA CAPITAL CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


9.   COMMON STOCK, CONTINUED:

     The Company issued stock to certain employees for cash or in exchange for notes receivable from the employees, payable over five years at a fixed interest rate of prime plus 1% on the date of issuance. The notes are secured by the shares issued to the employees. The unpaid balance of the notes receivable is reflected as a reduction in stockholders' equity. During 1996, 9,200 shares were issued under this plan.

     On occasion, the Company will repurchase and retire shares of its common stock. Upon repurchase, common stock is reduced, on a specific identification basis, by the stockholders' cost basis in the repurchased shares, with any difference between the stockholders' cost basis and the repurchase price being recorded as an increase or decrease to retained earnings. During 1996, 74,984 shares were repurchased for cash of $4,732,520 and 40,500 shares were repurchased in exchange for the retirement of a note receivable of $98,298 and a promissory note of $3,069,208.

10.  STOCK OPTIONS:

     On March 19, 1996, the Company's shareholders adopted an equity incentive plan which permits the granting of stock options, stock appreciation rights and restricted stock. Options to purchase shares of the Company's common stock have been granted to executive and key employees. These options were granted with exercise prices at or below the fair value of the underlying stock at the date of grant. These options vest over five years in equal installments and expire ten years after the date of grant. Transactions during 1996 were as follows:

                                                          Weighted Average
                                        Fixed Options     Exercise Price
                                        -------------     --------------

          Balance, beginning of year           -                  -
          Granted                           23,500              $45.87
          Exercised                            -                  -
          Canceled                             -                  -
          Balance, end of year              23,500              $45.87

     At December 31, 1996, none of the options granted had vested, the exercise price for options outstanding ranged from $40.00 to $78.21, and the weighted average remaining contractual life was 9.33 years.

     The Company applies APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its equity incentive plan. Accordingly, unearned compensation represents the difference between fair value of the underlying stock and exercise price at the date of grant which is amortized over the five year vesting period. For the year ended December 31, 1996, the Company recognized compensation costs of $74,451 related to the options granted. There are no significant differences between these amounts and pro forma amounts calculated in accordance with Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation

                 PASADENA CAPITAL CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.  EMPLOYEE BENEFIT PLANS:

     The Company sponsors an Employee Stock Ownership Plan ("ESOP") which covers all full-time employees of the Company with six months of service or more. The ESOP expense is calculated by utilizing a percentage, determined annually by the Board of Directors, of each participant's compensation.
     The contribution for the year ended December 31, 1996 was $650,246 which is included in salaries and other employee benefits.

     The Company also sponsors a defined contribution plan, Pasadena Capital Corporation 401(k) Plan and Trust (The "Plan"), which is available to all full-time employees with six months of service or more. The Plan does not require an annual employer contribution and none was made in 1996.

12.  COMMITMENTS:

     The Company has a standby letter of credit for $250,120, which is held as a reserve for additional insurance requirements. At December 31, 1996 there was no outstanding balance on the letter of credit. The letter of credit, which matures on each January 31, is renewed annually.

     The future minimum lease commitment under all of the Company's non-cancelable leases at December 31, 1996, are as follows:

               1997                          $ 1,156,852
               1998                              752,983
               1999                              618,360
               2000                              618,360
               2001                              618,360
               Thereafter                      7,275,480
                                             -----------
               Total                         $11,040,395
                                             ===========

13.  INCOME TAXES:

     The components of the provision (benefit) for income taxes for the year ended are as follows:

                    Current:
                      Federal                $6,626,760
                      State                   1,903,904
                                             ----------

                         Total current        8,530,664

                    Deferred                   (251,452)
                                             ----------
     Provision for income taxes              $8,279,212
                                             ==========

                 PASADENA CAPITAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.  INCOME TAXES, CONTINUED:

     At December 31, 1996, the Company had a net current deferred tax asset of $627,182 and a net non-current deferred tax liability of $1,475,960. Current deferred tax assets are comprised of a deferred tax asset of $658,469, from temporary differences in state taxes, and a deferred tax liability of $31,287 from a temporary difference between net book and tax values of property and equipment and accounts receivable write-off. Non-current deferred tax liabilities are comprised of a deferred tax asset of $141,504, from a temporary difference between the net book and tax values of property and equipment and intangible assets, and a deferred tax liability of $1,617,464 from unrealized holding gains on investments available-for-sale. The Company has no valuation allowance for the deferred tax asset.

     A reconciliation of differences between the statutory U.S. federal income tax rate and the Company's effective tax rate follows:

               U.S. statutory rate                    35%

               State tax, net of
                 federal benefit                       6

               Other, net                              1
                                                    ====

               Effective tax rate                     42%
                                                    ====

14.  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

     During 1996, cash payments for income taxes and interest were as follows:

               Income taxes                   $8,446,162
               Interest                          142,529

15.  CONCENTRATION OF CREDIT RISK:

     At December 31, 1996, the Company had $205,587 on deposit with financial institutions in excess of amounts federally insured.

16.  CONTINGENT LIABILITIES:

     The Company has received notice from the Internal Revenue Service proposing adjustments to federal corporate income taxes for the Company's taxable years 1992 through 1995. The proposed adjustments, which relate to accumulated earnings tax, indicate an increase in taxes for these years of approximately $11 million, excluding any penalties or interest. The Company has analyzed these matters with tax counsel and believes the adjustments proposed by the Internal Revenue Service are without merit.
     The Company will contest the asserted adjustments through the administrative appeals process and, if necessary, litigation. The Company also has been named in two lawsuits brought by former employees alleging wrongful termination and related claims. The lawsuit in which material damages are being sought consists of several allegations seeking $10 million in damages for each allegation. The Company believes that these claims are without merit and intends to defend them vigorously and, accordingly, no provision for loss has been made in these financial statements. The Company believes that the ultimate disposition of these proceedings will not have a material adverse effect on the Company's consolidated financial position or results of operations.

     The Company has guaranteed a former employee's loan with a financial institution with a balance outstanding at December 31, 1996 of $128,203.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Pasadena Capital Corporation


We have audited the accompanying consolidated balance sheet of Pasadena Capital Corporation and Subsidiaries as of December 31, 1995, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pasadena Capital Corporation and Subsidiaries as of December 31, 1995, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/  Coopers & Lybrand L.L.P.
-----------------------------
Los Angeles, California
March 8, 1996, except as to
the information presented in Note 13
for which the date is March 31, 1996

                 PASADENA CAPITAL CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1995

                                    ASSETS:

Current assets:
  Cash and cash equivalents                                              $ 7,928,282
  Investment held-to-maturity                                              3,537,325
  Accounts receivable                                                      1,054,391
  Notes receivable                                                         2,452,547
  Prepaid income taxes                                                       391,856
  Deferred tax asset                                                         388,758
  Other current assets                                                       157,981
                                                                         -----------
          Total current assets                                            15,911,140

Investments available-for-sale                                            12,817,796
Investment held-to-maturity                                                  633,033
Restricted deposits                                                          240,204
Notes receivable                                                             200,000
Property and equipment, net                                                2,210,179
Other assets                                                                 199,643
                                                                         -----------
          Total assets                                                   $32,211,995
                                                                         ===========

                     LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
  Accounts payable and accrued expenses                                  $ 1,967,214
  Unearned revenue                                                            87,473
                                                                         -----------
          Total current liabilities                                        2,054,687
                                                                         -----------

Deferred tax liability                                                       675,619
                                                                         -----------
          Total liabilities                                                2,730,306
                                                                         -----------
Minority interest                                                             13,517
                                                                         -----------
Commitments

Stockholders' equity:
  Common stock, no par value, 10,000,000 shares authorized,
    1,540,4874 issued and outstanding                                      5,792,225
  Less notes receivable from stockholders                                 (1,461,509)
  Retained earnings                                                       24,088,418
  Unrealized holding gain on investments
    available-for-sale, net of deferred taxes                              1,049,038
                                                                         -----------
          Total stockholders' equity                                      29,468,172
                                                                         -----------
          Total liabilities and stockholders' equity                     $32,211,995
                                                                         ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                 PASADENA CAPITAL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995

Revenues:
  Investment advisory fees                                                $30,627,393
  Administration fees                                                       4,955,858
  Interest income                                                             712,799
  Custodian and Trustee fees                                                  348,876
  Management fees                                                             234,344
  Dividend income                                                             177,852
  Other income                                                                 43,342
                                                                          -----------

          Total revenues                                                   37,100,464
                                                                          -----------
Operating expenses:
  Salaries and other employee benefits                                     15,053,093
  Rent                                                                      1,372,489
  Computer service                                                          1,234,000
  Transfer agent                                                            1,108,896
  Depreciation and amortization                                               991,802
  Legal, accounting and consulting                                            963,453
  Travel and entertainment                                                    928,503
  Office expenses                                                             841,906
  Design and printing                                                         449,364
  Distribution of printed materials                                           372,813
  Other                                                                     1,735,559
                                                                          -----------

          Total operating expenses                                         25,051,878
                                                                          -----------

          Income before provision for income taxes                         12,048,586

Provision for income taxes                                                  4,882,508
                                                                          -----------

          Net income                                                      $ 7,166,078
                                                                          ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                 PASADENA CAPITAL CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                     FOR THE YEAR ENDED DECEMBER 31, 1995

                                                 NOTES                               UNREALIZED
                                              RECEIVABLE                            HOLDING GAIN             TOTAL
                               COMMON            FROM             RETAINED         ON INVESTMENTS,       STOCKHOLDERS'
                               STOCK         STOCKHOLDERS         EARNINGS      NET OF DEFERRED TAXES        EQUITY
                            ------------     -------------       -----------    ---------------------    --------------
Balance, beginning           $6,192,502      ($2,047,519)        $16,910,811           $  107,569          $21,163,363
of year

Issuance of  500                 19,385                                                                         19,385
shares of common
stock

Repurchase of 7,587            (419,662)                              11,529                                  (408,133)
shares of common
stock

Principal reductions                             586,010                                                       586,010
on notes receivable
from stockholders

Increase in unrealized                                                                    941,469              941,469
holding gain, net of
deferred taxes of
$719,226
                                                                   7,166,078                                 7,166,078
Net Income                   -----------     ------------        -----------           ----------          ------------

Balance, end of year         $5,792,225      ($1,461,509)        $24,088,418           $1,049,038          $29,468,172
                             ===========     ============        ===========           ==========          ============

  The accompanying notes are an integral part of these consolidated financial statements.

                 PASADENA CAPITAL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1995
               INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

Cash flows from operating activities:
  Net income                                               $  7,166,078
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization                               991,802
    Gain on disposal of property and equipment                   (4,037)
    Changes in assets and liabilities:
      Accounts receivable                                       561,668
      Prepaid income taxes                                      148,463
      Current deferred tax asset                               (222,500)
      Prepaid expenses                                           98,550
      Other current assets                                      (83,616)
      Restricted deposits                                       162,763
      Deferred tax asset                                         18,882
      Other assets                                              (11,685)
      Accounts payable and accrued expenses                     991,584
      Unearned revenue                                            3,916
                                                             -----------
          Net cash provided by operating activities           9,821,868
                                                             -----------

Cash flows from investing activities:
  Purchase of investments available-for-sale                 (5,927,853)
  Purchase of investment held-to-maturity                    (3,537,325)
  Issuance of notes receivable                               (1,200,000)
  Payments of notes receivable                                    7,691
  Purchase of property and equipment                           (435,556)
  Proceeds from disposition of property and equipment            12,567
                                                            ------------
          Net cash used in investing activities             (11,080,476)
                                                            ------------

Cash flows from financing activities:
  Payments on notes receivable from stockholders                336,450
  Repurchase of common stock                                   (158,573)
  Issuance of common stock                                       19,385
  Sale of minority interest                                       1,000
                                                            ------------
          Net cash provided by  financing activities            198,262
                                                            ------------
          Net decrease in cash and cash equivalents          (1,060,346)
Cash and cash equivalents, beginning of year                  8,988,628
                                                            ------------
Cash and cash equivalents, end of year                     $  7,928,282
                                                            ============

  The accompanying notes are an integral part of these consolidated financial statements.

                 PASADENA CAPITAL CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Principles of Consolidation
     ---------------------------

     The consolidated financial statements include the accounts of Pasadena Capital Corporation ("PCC") , Roger Engemann & Associates, Inc. ("REA") and its majority owned subsidiary, Roger Engemann Management Co., Inc. ("REMC") and Pasadena National Trust Company ("PNTC") (collectively, the "Company"). All significant intercompany transactions have been eliminated.

     Operations
     ----------

     REA is a registered investment adviser under the Investment Company Act of 1940 (the "Act"). REA receives advisory fees for managing its clients' investments, based upon a percentage of the market value of the net assets in each client's portfolio.

     REMC is also a registered investment adviser under the Act and furnishes investment management advice and administrative services to The Pasadena Group of Mutual Funds (the "Funds"). For these services, REMC receives advisory and administration fees both based upon the daily net assets of each of the Funds. For the year ended December 31, 1995, approximately 27% of the Company's total revenues were derived from the Funds.

     PNTC operates as a National Banking Association providing custodial services via sub-custodial arrangements for clients of REA. PNTC also serves as the transfer agent for the Funds.

     Cash and Cash Equivalents
     -------------------------

     The Company considers all highly liquid investments with a remaining maturity of three months or less at the date of acquisition as cash equivalents.

     Investments
     -----------

     The Company's investment in equity securities are classified as available-for-sale securities and are reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of
     stockholders' equity.   The Company's investments in debt securities are
     classified as held-to-maturity securities and are reported at amortized cost.

     Income Taxes
     ------------

     The Company follows the liability method of accounting for income taxes.

     Property and Equipment
     ----------------------

     Property and equipment are stated at cost and are depreciated over the estimated useful lives of the assets or the unexpired term of the lease. The Company utilizes both straight-line and accelerated methods of depreciation.

                 PASADENA CAPITAL CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

     Property and Equipment, Continued
     ---------------------------------

     The estimated useful lives of the various asset classes used in the computation of depreciation are as follows:

          Office equipment and furnishings        5 to 7 years
          Leasehold improvements                  2 to 31.5 years
          Automobiles                             3 years

     Unearned Revenue
     ----------------

     Clients of REA are billed their quarterly investment advisory fees in advance. Accordingly, the portion of these billings which obligates REA to provide services beyond the current year has been deferred.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Fair Value of Financial Instruments
     -----------------------------------

     Quoted market prices have been used to derive the fair values of investments disclosed in these financial statements. The carrying amounts reported in the balance sheet for notes receivable are a reasonable estimate of their fair values.

2.   RELATED-PARTY TRANSACTIONS:

     PCC has an agreement with Pasadena Fund Services, Inc. ("PFSI") to provide personnel, office space and other support services to PFSI. The management fees for these support services were $234,344 during the year of which $16, 586 was outstanding at December 31, 1995. PFSI is the underwriter and distributor for the Funds. The owner of PFSI is employed by, and a stockholder of, PCC. Pursuant to an agreement between the parties, PCC reimburses PFSI for an up-front dealer expense incurred in connection with Class C share sales. The up-front dealer expense for the year ended December 31, 1995 was $287,752.

     The Company has guaranteed an employee loan with a financial institution in the amount of $561,466.

     The Company leases the majority of its office facilities from Roger Engemann, Chairman of the Board of Directors and Chief Executive Officer of PCC. Payments under these leases for the year ended December 31, 1995 totaled $388,844. The future minimum lease commitments under these leases at December 31, 1995 are $10,623,000 extending through the year 2011.

3.   INVESTMENTS:

     At December 31, 1995, the Company has available-for-sale equity securities reported at their aggregate fair value, with an aggregate cost of $10,964,633. Gross unrealized holding gains of $1,853,163 are included in stockholders' equity net of deferred tax liabilities of $804,125. Available-for-sale securities comprise investments in the Funds.

     At December 31, 1995, the Company has short-term and long-term held-to-maturity debt securities, maturing in March 1996 and August 1998, respectively, reported at amortized cost with an aggregate fair value of $4,436,506. Of the long-term held-to-maturity securities, $204,204 are reported as restricted deposits.

                 PASADENA CAPITAL CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.   PROPERTY AND EQUIPMENT:

     Property and equipment at December 31, 1995, consisted of the following:

               Office equipment and furnishings    $ 5,418,987
               Leasehold improvements                1,687,225
               Automobiles                              69,021
               Construction in progress                196,545
                                                   -----------
                                                     7,371,778

               Less accumulated depreciation        (5,161,599)
                                                   -----------
               Property and equipment, net         $ 2,210,179
                                                   ===========

5.   RESTRICTED DEPOSITS:

     The Company is in compliance with minimum regulatory investment requirements relating to its PNTC subsidiary operations and maintains deposits of $200,000 of government obligations at face value. The Company also maintains a deposit in the Federal Reserve Bank.

6.   COMMON STOCK:

     The Company has various stock ownership programs for the benefit of its employees. The Company has a stock purchase plan covering certain of its key employees (the "Plan"). Under the Plan, 75% of the shares issued are granted to the employees and represent an award for past service. Such amounts are included in salary expense in the year of the award. The remaining 25% of the shares are issued to the employees in exchange for notes receivable from the employees with maturities ranging from 5 to 10 years. Interest accrues on these notes at prime plus 1% and the notes are collateralized by shares issued to the employees. The unpaid balance of the notes receivable is reflected as a reduction in stockholders' equity. In the event that one of these key employees terminates employment with the Company, he or she forfeits a portion of the shares granted. The amount of the forfeiture depends upon when the termination occurs within a six-year period from the date of the award. No additional shares were issued under this plan during 1995.

     The Company also issues stock to certain employees for cash or in exchange for notes receivable from the employees, payable over five years at a fixed interest rate of prime plus 1% on the date of issuance. The notes are secured by the shares issued to the employees. The unpaid balance of the notes receivable is reflected as a reduction in stockholders' equity. No additional shares were issued for notes receivable under this plan in 1995.

                 PASADENA CAPITAL CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.   COMMON STOCK, CONTINUED:

     On occasion, the Company will repurchase and retire shares of its common stock. Upon repurchase, common stock is reduced, on a specific identification basis, by the stockholders' cost basis in the repurchased shares, with any difference between the stockholders' cost basis and the repurchase price being recorded as an increase or decrease to retained earnings.

7.   EMPLOYEE BENEFIT PLANS:

     The Company has various employee benefit plans The principal plan is the Employee Stock Ownership Plan ("ESOP") which covers all full-time employees of the Company with six months of service or more. ESOP expense is funded currently, based on the lesser of 11% of the participant's compensation or $16,500. The contribution for the year ended December 31, 1995 was $551,069.

     The Company has a defined contribution plan, Pasadena Capital Corporation 401(k) Plan and Trust (The "401(k) Plan"), which is available to all full-time employees with six months of service or more. The Plan does not require an annual employer contribution and none was made in 1995.

     The Company also has a frozen Employee's Money Purchase Pension Plan and Trust which covers certain employees. No contributions have been made since 1989.

8.   NOTES RECEIVABLE:

     The Company has notes receivable from employees in addition to those discussed in Note 6. The long-term note represents a note from an employee maturing in March 1998. Interest accrues at prime plus 1% and the note is collateralized by shares issued to the employee. The short-term notes include uncollateralized notes from an employee maturing within one year with interest accruing at 6%.

9.   COMMITMENTS:

     The Company has a standby letter of credit for $250,120, which is held as a reserve for additional insurance requirements. At December 31, 1995, there was no outstanding balance on the letter of credit. The letter of credit is renewed annually and matures on each January 31.

     The future minimum lease commitments under all of the Company's non-cancelable leases at December 31, 1995, are as follows:

                    1996                    $ 1,157,000
                    1997                        661,000
                    1998                        618,000
                    1999                        618,000
                    2000                        618,000

                    2001 and Thereafter       7,586,000
                                            -----------
                    Total                   $11,258,000
                                            ===========

     The Company also conducts its operations from other leased facilities. Under the terms of one of the leases, the Company is responsible for maintenance and certain other operating expenses.

                 PASADENA CAPITAL CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.   COMMITMENTS, CONTINUED:

     The Company has guaranteed the lease payments of an operating lease for PFSI's Connecticut facility. The lease has an initial term of five years ands a renewal option of five additional years. For the year ended December 31, 1995, the Company paid $132,500 in rent expense on this lease as part of its management agreement with PFSI.

10.  INCOME TAXES:

     The components of the provision (benefit) for income taxes are as follows:

               Current:
                  Federal                              $3,943,775
                  State                                 1,142,358
                                                       ----------

                     Total current                      5,086,133

               Deferred                                  (203,625)
                                                       ----------

                     Provision for income taxes        $4,882,508
                                                       ==========

     At December 31, 1995, the Company had a net current deferred tax asset of $388,758 and a net non-current deferred tax liability of $675,619. Current deferred tax assets are comprised of $384,920 from temporary differences in state taxes and $3,838 from a temporary difference between the net book and tax values of property and equipment. Non-current deferred tax liabilities are comprised of the net of a deferred tax asset of $128,506 from a temporary difference between the net book and tax values of property and equipment and a deferred tax liability of $804,125 from unrealized holding gains on investments available-for-sale. The Company has no valuation allowance for the deferred tax assets.

11.  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

     During 1995, the Company exchanged $249,560 of promissory notes from employees for common stock, and experienced a non-cash increase in investments of $1,660,773 resulting from an increase in the unrealized holding gains.

     During 1995, cash payments for interest and income taxes were as follows:

          Income taxes                   $4,951,000
          Interest                              528

12.  CONCENTRATION OF CREDIT RISK:

     At December 31, 1995, the Company had $2,112,747 on deposit with financial institutions in excess of amounts either federally insured or insured by a federally sponsored corporation.

                 PASADENA CAPITAL CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.  SUBSEQUENT EVENTS:

     On March, 19, 1996, the Company's shareholders adopted an equity incentive plan which permits the issuance of stock options, stock appreciation rights and restricted stock. The plan reserves 100,000 shares for grant.

     In March 1996, the Company repurchased approximately 63,000 shares of common stock from former employees for $4,091,000, which was settled by cash payments totaling $3,654,000 and cancellation of related notes receivable totaling $437,000. This repurchase included all of the shares of the owner of PFSI.

     On March 31, 1996, the Company purchased PFSI for approximately $2,600,000, canceling notes receivable from PFSI's owner in approximately the same amount. Also on March 31, 1996, the Company sold PNTC to Roger Engemann for approximately $1,200,000 in exchange for a note receivable. The sale proceeds equaled PNTC's net book value at the date of sale.

                 PASADENA CAPITAL CORPORATION AND SUBSIDIARIES

                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1997

                                    ASSETS:
Current assets:

  Cash and cash equivalents                                         $ 2,127,775
  Investments available for sale                                     33,791,967
  Accounts receivable                                                 2,270,269
  Deferred tax asset                                                    799,971
  Other current assets                                                  130,577
                                                                    -----------
          Total current assets                                       39,120,559

Deferred dealer allowance, net                                        3,275,590
Intangibles, net                                                      7,047,506
Property and equipment, net                                           1,885,569
Other assets                                                          1,270,541
                                                                    -----------
          Total assets                                              $52,599,765
                                                                    ===========

                     LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
  Accounts payable and accrued expenses                             $ 4,202,241
  Current contract payable                                            1,722,723
  Current portion of note payable                                       578,102
                                                                    -----------

          Total current liabilities                                   6,503,066
                                                                    -----------

Contract Payable                                                      2,537,000
Note Payable                                                          2,091,177
                                                                    -----------
          Total liabilities                                          11,131,243
                                                                    -----------
Minority interest                                                        13,524
                                                                    -----------
Commitments

Stockholders' equity:
  Common stock, no par value, 10,000,000 shares authorized,
    1,433,600 issued and outstanding                                  4,232,775
  Less notes receivable from stockholders                            (1,011,467)
  Retained earnings                                                  38,587,989
  Unearned compensation                                                (354,299)
                                                                    -----------

          Total stockholders' equity                                 41,454,998
                                                                    -----------
          Total liabilities and stockholders' equity                $52,599,765
                                                                    ===========

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                 PASADENA CAPITAL CORPORATION AND SUBSIDIARIES

           UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1997

Revenues:
  Investment advisory fees                             $18,815,297
  Administration fees                                    2,676,463
  Interest income                                          417,644
  Custodian and Trustee fees                               248,834
  Realized gain/Dividend income                          5,027,801
  Broker-dealer fees                                       903,970
  Other                                                      1,286
                                                       -----------

          Total revenues                                28,091,295
                                                       -----------
Expenses:
  Salaries and other employee benefits                   7,363,012
  Legal, accounting and consulting                       1,133,568
  Rent                                                     572,126
  Computer service                                         727,638
  Transfer agent                                           304,253
  Depreciation and amortization                            282,109
  Amortization of intangibles                              453,852
  Travel and entertainment                                 463,513
  Dealer allowance                                         774,634
  Office expenses                                          360,217
  Design and printing                                      209,462
  Distribution of printed materials                        203,157
  Other                                                  1,249,615
                                                       -----------

          Total operating expenses                      14,097,156
                                                       -----------

          Income before provision for income taxes      13,994,139

Provision for income taxes                               5,784,898
                                                       -----------

          Net income                                   $ 8,209,241
                                                       ===========

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                 PASADENA CAPITAL CORPORATION AND SUBSIDIARIES

           UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1997
               INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

Cash flows from operating activities:
  Net income                                                $ 8,209,241
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization                               282,109
    Amortization of deferred dealer allowance                   453,852
    Changes in assets and liabilities
      Accounts receivable                                     2,391,998
      Due from affiliate                                      1,495,978
      Current deferred tax asset, net                          (172,789)
      Deferred dealer allowance                                (613,261)
      Other assets                                              289,103
      Accounts payable and accrued expenses                  (2,945,483)
      Deferred tax liability net                             (1,444,673)
      Current tax liability                                   1,195,344
                                                            -----------
          Net cash provided by operating activities           9,141,419
                                                            -----------
Cash flows from investing activities:
  Investment activity, net                                  (13,028,081)
  Property and equipment activity, net                         (233,180)
                                                            -----------

          Net cash used in investing activities             (13,261,261)
                                                            -----------

Cash flows from financing activities:
                                    -
  Payments on note payable                                     (269,679)
  Repurchase of common stock                                    (51,665)
                                                            -----------

          Net cash used in financing activities                (321,344)
                                                            -----------

          Net decrease in cash and cash equivalents          (4,441,186)
                                                            -----------

Cash and cash equivalents, beginning of year                 (6,658,961)
                                                            -----------

Cash and cash equivalents, end of year                      $ 2,127,775
                                                            ===========

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                 PASADENA CAPITAL CORPORATION AND SUBSIDIARIES

        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1. The condensed consolidated financial statements have been prepared by Pasadena Capital Corporation without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of Pasadena Capital Corporation as of June 30,1997 have been included. The results of operations for such interim period are not necessarily indicative of the results for a full year.

2. On September 3, 1997, Pasadena Capital Corporation was acquired by Phoenix Duff & Phelps, a Delaware Corporation with shares traded on the New York Stock Exchange.

                  PRO FORMA COMBINED FINANCIAL STATEMENTS OF
            PHOENIX DUFF & PHELPS, PASADENA CAPITAL CORPORATION AND
                       GMG/SENECA CAPITAL MANAGEMENT LLC

The following unaudited pro forma combined information as of and for the six months ended June 30, 1997, and for the year ended December 31, 1996, is based on the historical financial statements of Pasadena Capital Corporation ("Pasadena"), included elsewhere in this Form 8-K/A, GMG/Seneca Capital Management LLC ("Seneca") and the historical financial statements of Phoenix Duff & Phelps Corporation ("Phoenix Duff & Phelps") included in its Annual Report on Form 10-K for the year ended December 31, 1996 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 1997. The pro forma financial information gives effect to the transactions consummated by the Merger Agreement with Pasadena and the Purchase Agreement with Seneca.

The pro forma statements of operations were prepared assuming the transactions consummated by the Merger and Purchase Agreements were effected as of January 1, 1996, and the pro forma statement of financial condition was prepared assuming the transactions consummated by the Merger and Purchase Agreements were effected on June 30, 1997. The purchase price allocation given effect to in the pro forma financial statements is preliminary as additional information is necessary to complete the purchase price allocation. The unaudited pro forma information should be read in conjunction with the related notes thereto and the historical financial statements of Phoenix Duff & Phelps Corporation and Pasadena Capital Corporation.

The pro forma information does not purport to be indicative of the results of operations that would have occurred had the transactions been consummated on the assumed dates, nor is the information intended to be a projection for any future period.

                       PHOENIX DUFF & PHELPS CORPORATION
         UNAUDITED PRO FORMA COMBINED STATEMENT OF FINANCIAL CONDITION
                              AS OF JUNE 30, 1997
                                (IN THOUSANDS)

                                                       PHOENIX DUFF   PASADENA                              PRO FORMA
                                                                                                -------------------------------
                                                         & PHELPS     CAPITAL     SENECA LLC    ADJUSTMENTS            COMBINED
                                                                       CORP.
                                                       -----------    --------    ----------    -----------            --------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                             $  40,021    $  2,128       $3,586       $(18,121)     a,e     $ 27,614

  Marketable securities, at market                          4,174      33,792          138        (33,792)       a        4,312

  Accounts receivable                                      25,495       2,270        1,484           (694)       f       28,555

  Prepaid expenses and other assets                         1,890         131           96          4,600        i        6,717
                                                       ----------    --------     --------     ----------              --------
     TOTAL CURRENT ASSETS                                  71,580      38,321        5,304        (48,007)               67,198
                                                       ----------    --------     --------     ----------              --------

Deferred  commissions                                                   3,275                                             3,275

Furniture, equipment and  leasehold improvements            8,342       1,886          678                               10,906

Intangible assets, net                                     54,830       7,048           92        103,188      a,b      165,158

Goodwill, net                                             169,413                                 148,141        a      317,554

Investment in Beutel Goodman & Company Ltd.                32,016                                                        32,016

Long-term investments and other assets                     20,008       1,270           88                               21,366
                                                       ----------    --------     --------     ----------              --------
     TOTAL ASSETS                                      $  356,189    $ 51,800     $  6,162     $  203,322              $617,473
                                                       ==========    ========     ========     ==========              ========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued liabilities                 16,203       5,925        3,160          6,598        f       31,886

  Payables to related parties                               2,647                                                         2,647

  Broker-dealer payable                                     7,417                                                         7,417

  Short-term debt                                                         578                       9,497        e       10,075
                                                       ----------    --------     --------     ----------              --------
     TOTAL CURRENT LIABILITIES                             26,267       6,503        3,160         16,095                52,025
                                                       ----------    --------     --------     ----------              --------

Deferred taxes, net                                        31,147        (800)                     40,944        d       71,291

Long-term debt                                                          2,091                     190,000        e      192,091

Lease obligations and other long-term liabilities           6,837       2,537                                             9,374
                                                       ----------    --------     --------     ----------              --------
      TOTAL LIABILITIES                                    64,251      10,331        3,160        247,039               324,781
                                                       ----------    --------     --------     ----------              --------

SERIES A PREFERRED STOCK                                   78,822                                                        78,822

MINORITY INTEREST                                                          14                         740        h          754

COMMON STOCKHOLDERS' EQUITY                               213,116      41,455        3,002        (44,457)    a,b,d,h   213,116
                                                       ----------    --------     --------     ----------              --------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $  356,189    $ 51,800     $  6,162     $  203,322              $617,473
                                                       ==========    ========     ========     ==========              ========

    The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

                       PHOENIX DUFF & PHELPS CORPORATION

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
      SUMMARY OF PRO FORMA ADJUSTMENTS - STATEMENT OF FINANCIAL CONDITION

BALANCE SHEET ACCOUNT                NOTE                     ADJUSTMENT                      JUNE 30, 1997
---------------------------------    ----   ------------------------------------------------  -------------
                                                                                              (in thousands)
Cash and cash equivalents             e     Financing proceeds from Credit Facility               $ 190,000
                                      a     Payment of Pasadena purchase price                     (180,182)
                                      a     Payment of Seneca purchase price                        (27,939)
                                                                                                  ---------
                                                                                                    (18,121)
                                                                                                  ---------

Marketable securities                 a     Payment of Pasadena purchase price                      (33,792)
                                                                                                  ---------

Accounts receivable                   f     Adjustment to Pasadena assets                              (694)
                                                                                                  ---------

Prepaid expenses and other assets     i     Retention bonuses                                         4,600
                                                                                                  ---------

Intangible assets, net                b     Fair value adjustment                                    (7,049)
                                      a     Intangible assets                                       110,237
                                                                                                  ---------
                                                                                                    103,188
                                                                                                  ---------

Goodwill, net                         a     Excess purchase price                                   148,141
                                                                                                  ---------

     EFFECT ON TOTAL ASSETS                                                                       $ 203,322
                                                                                                  =========

Accounts payable and
  accrued liabilities                 f     Adjustment to Pasadena liabilities                        6,598
                                                                                                  ---------

Short-term debt                       e     Payment of Seneca purchase price                      $   9,497
                                                                                                  ---------

Deferred taxes                        d     Deferred taxes on identified intangible assets           39,934
                                            Deferred taxes on adjustments to Pasadena assets
                                            and liabilities                                           1,009
                                                                                                  ---------
                                                                                                     40,944
                                                                                                  ---------

Long-term debt                        e     Obligations under Credit Facility                       190,000
                                                                                                  ---------

     EFFECT ON TOTAL LIABILITIES                                                                    247,039
                                                                                                  ---------


Minority interest                     h     Minority interest in Seneca                                 740
                                                                                                  ---------

Stockholders' equity                  h     Minority interest in Seneca                                (740)
                                      a,b   Intangible assets                                       103,188
                                      f     Adjustment to Pasadena assets and liabilities            (2,693)
                                      d     Deferred taxes on identified intangible assets          (39,934)
                                      d     Deferred taxes on adjustments to Pasadena assets
                                            and liabilities                                          (1,009)
                                      a     Excess purchase price                                   148,141
                                      a     Payment of purchase price                              (251,410)
                                                                                                  ---------

   EFFECT ON STOCKHOLDERS' EQUITY                                                                   (44,457)
                                                                                                  ---------

   EFFECT ON TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                                                                         $ 203,322
                                                                                                  =========

                       PHOENIX DUFF & PHELPS CORPORATION
             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1997
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                                 PRO FORMA

                                                                                                     -------------------------------
                                                       PHOENIX DUFF     PASADENA
                                                         & PHELPS     CAPITAL CORP.    SENECA LLC    ADJUSTMENTS            COMBINED

                                                       -----------    -------------    ----------    ----------             --------
REVENUES
    Investment management fees                         $    55,683    $    18,815     $     9,121    $                 $     83,619
    Mutual funds - ancillary fees                           11,152                                                           11,152
    Other income and fees                                    2,226          3,829             239                             6,294
                                                       -----------    -----------      ----------    ----------        ------------
 TOTAL REVENUES                                             69,061         22,644           9,360                           101,065
                                                       -----------    -----------      ----------    ----------        ------------

 OPERATING EXPENSES
    Employment expenses                                     30,754          7,363           4,768           460     i        43,345
    Other operating expenses                                17,052          5,998           2,820          (545)             25,325
    Depreciation and amortization                            1,247            282              58                             1,587
    Amortization of goodwill and intangibles                 4,731            453                         5,773     c        10,957
    Amortization of deferred commissions                     2,836                                                            2,836
                                                       -----------    -----------      ----------    ----------        ------------
TOTAL OPERATING EXPENSES                                    56,620         14,096           7,646         5,688              84,050
                                                       -----------    -----------      ----------    ----------        ------------
OPERATING INCOME                                            12,441          8,548           1,714        (5,688)             17,015
                                                       -----------    -----------      ----------    ----------        ------------
 OTHER INCOME - NET                                          6,336          5,028                                            11,364
                                                       -----------    -----------      ----------    ----------        ------------

 INTEREST (EXPENSE) INCOME - NET

    Interest expense                                          (449)         (131)                        (5,985)    e        (6,565)


    Interest income                                            623           549               37                             1,209
                                                       -----------    -----------      ----------    ----------        ------------
TOTAL INTEREST (EXPENSE) INCOME- NET                           174            418              37        (5,985)             (5,356)
                                                       -----------    -----------      ----------    ----------        ------------

MINORITY INTEREST                                                                                          (440)    h          (440)

PRETAX INCOME FROM CONTINUING OPERATIONS                    18,951         13,994           1,751       (12,113)             22,583

    Provision for Income Taxes                               7,865          5,785                        (3,827)    j         9,823
                                                       -----------    -----------      ----------    ----------        ------------
NET INCOME FROM CONTINUING OPERATIONS                       11,086          8,209           1,751        (8,286)             12,760

      Series A Preferred Stock Dividends                     2,374                                                            2,374
                                                       -----------    -----------      ----------    ----------        ------------
INCOME FROM CONTINUING OPERATIONS AVAILABLE
     TO COMMON STOCKHOLDERS                            $     8,712    $     8,209      $    1,751    $   (8,286)       $     10,386
                                                       ===========    ===========      ==========    ==========        ============

Earnings per Common and Common Equivalent Share:

     Primary                                           $       .20                                                     $        .23

     Assuming Full Dilution                            $        --                                                               --

Weighted Average Number of Shares Outsanding:

     Primary                                                44,479                                                           44,501

     Assuming Full Dilution                                 54,369                                                           54,391

       The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

                       PHOENIX DUFF & PHELPS CORPORATION
             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                                              Pro Forma
                                                 Phoenix Duff      Pasadena                         ------------------------------
                                                  & Phelps         Capital Corp.   Seneca, LLC      Adjustments        Combined
                                                ---------------   --------------  ---------------   ------------     -------------
REVENUES
   Investment management fees                         $118,160       $35,212        $15,172         $                    $168,544

   Mutual Funds - ancillary fees                        22,030           130                                               22,160

   Consulting and investment research fees               7,699            11                                                7,710

   Other income and fees                                 4,615         9,199            413                                14.227
                                                ----------------------------      ---------         ------------     ------------
TOTAL REVENUES                                         152,504        44,552         15,585                               212,641
                                                --------------      --------      ---------         ------------     ------------
OPERATING EXPENSES
   Employment expenses                                  58,805        13,263          8,183                  920   i       81,171

   Other operating expenses                             36,523        11,210          3,027                                50,760

   Depreciation and amortization                         2,212           827                                                3,039

   Amortization of goodwill & intangibles                9,623            76                              12,377   c       22,075

   Amortization of deferred commissions                  6,052                                                              6,052
                                                --------------      --------      ---------        -------------     ------------
TOTAL OPERATING EXPENSES                               113,215        25,375         11,210               13,297          163,097
                                                --------------      --------      ---------        -------------     ------------
OPERATING INCOME                                        39,289        19,177          4,375              (13,297)          49,544
                                                --------------      --------      ---------        -------------     ------------
OTHER INCOME -NET                                        5,213                         (794)                                4,419
                                                --------------      --------      ---------        -------------     ------------

INTEREST INCOME (EXPENSE) - NET

   Interest expense                                     (1,640)                                          (11,685)  e      (13,325)
   Interest income                                       2,044           696                                                2,740
                                                --------------      --------      ---------        -------------     ------------
TOTAL INTEREST INCOME (EXPENSE) - NET                      404           696                             (11,685)         (10,585)
                                                --------------      --------      ---------        -------------     ------------

MINORITY INTEREST                                                                                           (899)  h         (899)

PRETAX INCOME FROM CONTINUING OPERATIONS                44,906        19,873          3,581              (25,881)          42,479

   Provision for Income Taxes                           18,187         8,280                              (7,853)  j       18,614
                                                --------------      --------      ---------        -------------     ------------
NET INCOME FROM CONTINUING OPERATIONS                   26,719        11,593          3,581              (18,028)          23,865

   Series A Preferred Stock Dividends                    4,713                                                              4,713
                                                --------------      --------      ---------        -------------     ------------
INCOME FROM CONTINUING OPERATIONS AVAILABLE
   TO COMMON STOCKHOLDERS                             $ 22,006       $11,593        $ 3,581         $    (18,028)        $ 19,152
                                                ==============      ========      =========        =============     ============

Earnings per Common and Common Equivalent
Share:
   Primary                                            $    .50                                                           $    .43

   Assuming Full Dilution                             $    .49                                                                 --


Weighted Average Number of Shares
Outstanding:
   Primary                                              44,215                                                             44,232

   Assuming Full Dilution                               54,093                                                             54,110

     The accompanying notes are an integral part of the unaudited combined financial statements.

                       PHOENIX DUFF & PHELPS CORPORATION

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
            SUMMARY OF PRO FORMA ADJUSTMENTS - STATEMENTS OF INCOME

                                                                                 SIX MONTHS
                                                                                     ENDED           YEAR ENDED
INCOME STATEMENT ITEM         NOTE                  ADJUSTMENT                   JUNE 30, 1997   DECEMBER 31, 1996
----------------------------  ----  -------------------------------------------  --------------  ------------------
                                                                                          (in thousands)
Employment expenses           i     Amortization of retention bonus                    $   460            $    920
                                                                                       -------            --------
Other operating expenses      k     Transaction costs incurred by
                                     Pasadena                                             (545)
                                                                                       -------            --------

Amortization of goodwill      c     Amortization of goodwill                             1,399               3,628
  and intangible assets       c     Amortization of intangible assets                    4,374               8,749
                                                                                       -------            --------
                                                                                         5,773              12,377
                                                                                       -------            --------

Interest expense              e     Interest expense on Credit Facility                 (5,700)            (11,685)
                              e     Interest expense on short-term notes                  (285)               (570)
                                                                                       -------            --------
                                                                                        (5,985)            (11,115)

Minority interest             h     Minority interest in Seneca's earnings                (440)               (899)
                                                                                       -------            --------

Provision for income taxes    j     Income tax on majority interest in Seneca's
                                     net earnings                                          538               1,100
                              j     Tax effect of pro forma adjustments                 (4,365)             (8,953)
                                                                                       -------            --------
                                                                                        (3,827)             (7,853)
                                                                                       -------            --------

     EFFECT ON INCOME FROM
      CONTINUING OPERATIONS                                                            $(8,286)           $(18,028)
                                                                                       ========           =========

                       PHOENIX DUFF & PHELPS CORPORATION

        NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The pro forma financial statements include the historical results of Phoenix Duff & Phelps, Pasadena and Seneca. The following pro forma adjustments, which are necessary to reflect the acquisition of Pasadena and a majority interest in Seneca, are included:

     (a) The acquisitions of Pasadena and a majority interest in Seneca have been accounted for as business combinations using the purchase method. The purchase price for these acquisitions is the sum of the consideration paid and the transaction costs incurred by Phoenix Duff & Phelps. Under the purchase method of accounting for business combinations, the purchase price is allocated to the assets and liabilities based on their relative fair values with the excess of the acquisition cost over the fair value of the net assets recorded as excess of cost over book value acquired. Preliminary analyses have been performed in order to identify intangible assets and to allocate purchase price to identifiable assets with the excess of purchase price over net tangible and intangible assets recorded as goodwill.

          The following table summarizes the calculation and allocation of purchase price (in thousands):

          PURCHASE PRICE:                      PASADENA    SENECA      TOTAL
                                               --------    ------      -----
          Consideration paid or payable        $211,576    $ 36,218    $247,794
          Transaction costs                       2,398       1,219       3,617
                                               --------    --------    --------
           Total Purchase Price                $213,974    $ 37,437    $251,411
                                               ========    ========    ========

          PURCHASE PRICE ALLOCATION:
          Fair value of acquired net assets    $ 30,720    $  2,248    $ 32,968
          Identified intangibles                 97,404      12,833     110,237
          Deferred taxes                        (39,935)                (39,935)
          Goodwill                              125,785      22,356     148,141
                                               --------    --------    --------
           Total Allocation of Purchase Price  $213,974    $ 37,437    $251,411
                                               ========    ========    ========

     (b) Pro forma adjustments have been included to reflect the fair value adjustments made to the historical cost basis of certain Pasadena assets.

     (c) Intangible assets identified (primarily investment management contracts) in the amount of $110.2 million have an average estimated useful life of 13 years. Pro forma adjustments have been made to amortize identified intangible assets over their estimated useful lives. The remaining goodwill of $148.1 million will be amortized over 40 years.

     (d) In connection with the Pasadena acquisition, identified intangibles with an estimated fair value of $97.4 million have been created for book purposes. These intangible assets have not been stepped up to fair value for tax purposes. A deferred tax liability of $39.9 million has been established for the book/tax basis difference of the Pasadena identified intangible assets using the expected effective tax rate. No deferred tax provision is provided for the book/tax basis difference of the goodwill resulting from the Pasadena acquisition.

          In connection with the Seneca acquisition, identified intangibles with an estimated fair value of $12.8 million and goodwill of $22.4 million have been created for book purposes. These assets have been stepped up to fair value for tax purposes.

                       PHOENIX DUFF & PHELPS CORPORATION

        NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     (e) The acquisitions of Pasadena and a majority interest in Seneca were financed with existing resources and borrowings of $190 million under a $200 million bank Credit Facility. Borrowings under this facility are unsecured, mature in five years and bear interest at variable rates. A pro forma adjustment has been included to reflect the interest expense at the initial rate of 6.0%. A .125% change in the interest rate would increase or decrease interest expense by approximately $238,000. In addition, $9.5 million of the Seneca purchase price was paid by issuing short-term notes and the resulting interest expense at 6.125% has been reflected in the pro forma adjustments.

     (f) Certain assets and liabilities of Pasadena have been adjusted, net of tax, to approximate the net tangible asset value of Pasadena which affects total purchase price.

     (g) Phoenix Duff & Phelps acquired a majority interest in Seneca with the minority interest held by Seneca's senior management. The financial position and results of operations of Seneca are presented as fully consolidated with the minority interest shown separately.

     (h) Income to minority interest represents the minority shareholders' interest in Seneca which is fully consolidated in the pro forma combined financial statements.

     (i) Other assets include retention bonuses paid to key management, subject to repayment in the event employment is terminated within five years.

     (j) The pro forma adjustments have been tax effected at an estimated rate of 41%. A pro forma adjustment has been made to tax effect the earnings of Seneca, a Limited Liability Company, which were not tax effected in the historical financial statements.

     (k) Other operating expenses includes transaction costs incurred by Pasadena. A pro forma adjustment has been included to remove these costs as it is assumed that these costs would have been incurred prior to the date of acquisition.

     (l) For the periods ended June 30, 1997 and December 31, 1996, Phoenix Duff & Phelps historical earnings per share were computed using weighted average shares of Phoenix Duff & Phelps Common Stock and common stock equivalents. Common stock equivalents are based on outstanding stock options under nonqualified stock option plans.

          The pro forma combined primary and fully diluted earnings per share were computed giving consideration to stock option grants resulting from the acquisitions.

                                 EXHIBIT INDEX


Exhibit Number               Description                         Page
--------------    -------------------------------------          ----

   23(a)          Consent of Coopers & Lybrand, L.L.P.           42

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-48338, 33-46359, 33-92412, 33-99414, and 333-19073) of
Phoenix Duff & Phelps Corporation of our reports, with which respect to the year ended December 31, 1996 includes an explanatory paragraph related to various legal and regulatory proceedings and is dated April 3, 1997, and with respect to December 31, 1995 is dated March 8, 1996 relating to our audits of the consolidated financial statement of Pasadena Capital Corporation and Subsidiaries, which appears in the Current Report on Form 8K/A of Phoenix Duff & Phelps Corporation dated November 13, 1997.


/s/ Coopers & Lybrand L.L.P.
----------------------------
Coopers & Lybrand L.L.P.
Los Angeles, California
November 13, 1997